Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the following Registration Statements of Hardinge Inc.:

1) Registration Statement No. 33-65049 on Form S-8;

2) Registration Statement No. 333-103985 on Form S-8;

3) Registration Statement No. 333-183145 on Form S-8; and

4) Registration Statement No. 333-187678 on Form S-3

of our report dated  July 24, 2013, relating to the financial statements of the Forkardt Business as of and for the year ended December 31, 2012, included in the current report of Hardinge, Inc. on Form 8-K/A dated July 24, 2013.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Grand Rapids, MI

July 24, 2013